EXHIBIT 24

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 33-10631, 33-56772, 33-82560, 333-19265, 333-31391, 333-31393, 333-63304, 333-45348 and 333-65547) and Forms S-3 (File No’s. 333-27189, 333-37946, 333-86617 and 333-48097) of our report dated March 16, 2001, relating to International Remote Imaging Systems, Inc. as of December 31, 2000, and for each of the two years in the period ended December 31, 2000, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS, LLP

Los Angeles, California

March 27, 2002